Exhibit 5.1

Attorneys At Law

Corporate Center Three at International Plaza

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P.O. Box 3239 | Tampa, Florida 33601-3239

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June 26, 2026

Abeona Therapeutics Inc.
6555 Carnegie Ave., 4th Floor
Cleveland, OH 44103

Re:	Registration Statement on Form S-8
Abeona Therapeutics Inc.

Ladies and Gentlemen:

We have acted as counsel to Abeona Therapeutics Inc., a corporation organized under the laws of the state of Delaware (the “Company”), in connection with the Company’s filing of the referenced Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) with respect to the registration of an additional 3,100,000 shares of the Company’s common stock, par value $0.01 per share (the “Additional Shares”), to be issued under the Second Amended and Restated Abeona Therapeutics Inc. 2023 Equity Incentive Plan (the “Plan”). The amendment of the Plan to include the Additional Shares was adopted by the board of directors of the Company, on March 16, 2026, and approved by the Company’s shareholders on June 12, 2026. The Plan provides for the grant of equity awards to employees, directors, and consultants of the Company (each, an “Award”) for the issuance of Additional Shares under the terms of the Plan.

This opinion is being furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), promulgated under the Securities Act, in connection with the Registration Statement.

In rendering this opinion, we have examined and have relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, instruments, certificates or comparable documents of public officials and of officers and representatives of the Company, and other instruments as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed, including without limitation, the following: (a) the Plan; (b) the Certificate of Incorporation of the Company, as amended; (c) the Bylaws of the Company, as amended; (d) certain minutes of the Board of Directors of the Company (the “Board”) relating to approval of the Plan and related matters; (e) the proxy statement on Schedule 14A as filed with the Commission on April 27, 2026, and mailed to stockholders of the Company in connection with the 2026 Annual Meeting of Stockholders (“2026 Annual Meeting”) relating to, among other things, the approval and adoption of the Plan; (f) the minutes of the Annual Meeting including, without limitation, the Report of the Inspector relating to the approval and adoption of the Plan by the Company’s stockholders at the 2026 Annual Meeting; and (g) the Registration Statement.

Carlton Fields, P.A.

Carlton Fields, P.A. practices law in California through Carlton Fields, LLP.

The opinions set forth below are subject to the following assumptions and qualifications, which are in addition to any other qualifications contained herein:

●	We have assumed, without independent inquiry or investigation, the (i) genuineness of all signatures, (ii) legal capacity of all natural persons, (iii) authenticity of the documents purporting to be originals, and (iv) conformity to originals of all documents submitted to us as certified, conformed, or copies (including electronic files).

●	We have assumed without independent verification the accuracy, completeness, and authenticity of all corporate records made available to us by the Company and statements and representations of fact on which we are relying.

●	The opinions expressed herein are limited to the Delaware General Corporation Law. We express no opinion as to the laws of any other jurisdiction, and we render no opinion regarding the statutes, administrative decisions, rules and regulations or requirements of or with respect to any county, municipality or subdivision or other local authority of any jurisdiction.

Based upon the foregoing, we are of the opinion that the Additional Shares have been duly authorized by the Company and, when issued by the Company and transferred to Plan participants in accordance with the Plan, in a manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

This opinion is limited to the laws in effect as of the date hereof and we undertake no responsibility to update or supplement this opinion after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ CARLTON FIELDS, P.A.